                                                                    Exhibit 3.69

                            CERTIFICATE OF FORMATION

                                       OF

                          HOSPICE CARE INVESTMENTS, LLC

     This Certificate of Formation of Hospice Care Investments, LLC is being duly executed and filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is:

                          HOSPICE CARE INVESTMENTS, LLC

     SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

               NATIONAL REGISTERED AGENTS, INC.
               9 EAST LOOCKERMAN STREET, SUITE 1B
               DOVER, KENT COUNTY, DELAWARE, 19901

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 30, 2004.


                                        /s/ Cindy M. VanDran
                                        ----------------------------------------
                                        Cindy M. VanDran
                                        Authorized Person